Security Devices International (OTCQB: SDEV, CSE: SDZ) makes management changes and security issuances

WAKEFIELD, Mass., January 7, 2020 (GLOBE NEWSWIRE) -- Security Devices International Inc. ("SDI") (OTCQB: SDEV)(CSE: SDZ) (the "Company"), an established non-lethal technology company serving the consumer, private security and law enforcement has made some changes in its Finance Department, elevating Controller Jim Dunfey to the position of Chief Accounting Officer, with responsibility to serve as the Company's principal accounting officer effective December 31, 2019.  Mr. Dunfey is 56 years old and has served as the Company's Controller since September 2019, a position he will also continue to hold.  Mr. Dunfey's accounting and controls experience include experience in costing, analysis, planning and controls for manufacturing enterprises running on SAP.  Prior to joining the Company, Mr. Dunfey served as Chief Accountant and Cost Controller at Anika Therapeutics, Inc. (NASDAQ: ANIK), an integrated joint preservation and regenerative therapies company, where he worked for 15 years. Mr. Dunfey has a BA in Finance from the University of Massachusetts Amherst. Stan Baumgartner, who just recently was named Chief Financial Officer effective December 1, 2019 has resigned for personal reasons, effective as of January 16, 2020. Mr. Baumgartner will continue to assist the Company with transition matters until the effective date of his resignation. The Company thanks him for his service and wishes him the best of luck in his future endeavors.

The Company has entered into an amendment (the "Amendment") to the previously announced Purchase and Sale Agreement dated April 13, 2018 (the "Agreement") pursuant to which it purchased certain intellectual property from Andre Buys and engaged him as Chief Technology Officer. Under the Agreement Buys received a first payment of $100,000 cash at the closing as well as certain expense reimbursement and was to receive a second payment of $500,000 cash or $750,000 in Company stock (the "Second Payment") prior to April 13, 2020.  Under the Amendment, in lieu of the Second Payment, the Company agreed to issue to Buys (and/or his designees) restricted common stock of the Company valued at $630,000 as soon after the effective date of the Amendment as it is approved by the Company's board of directors and can be effected. The Company also agreed to make a cash payment of $80,000 to Mr. Buys no later than April 13, 2020. Pursuant to the Amendment Buys and his designees were issued a total of 3,866,810 restricted shares (calculated in accordance with the terms of the Amendment based on the average closing price of the Company's stock for the 20 days before the Amendment was signed and approved by the Board, both of which occurred on December 19, 2019). Two million, nine hundred and forty six thousand, one hundred and forty (2,946,140) of the shares were issued to Buys, the Company's CTO, and the balance to an unrelated entity.

In addition to the foregoing, the Amendment terminates Mr. Buys' security interest in and reversionary rights to the intellectual property covered by the Agreement, modifies certain terms of the Agreement relating to royalties, raises Mr. Buys' compensation as CTO to $12,500 per month and provides that, upon Mr. Buy's relocation to Boston, he will become a full-time employee of the Company and earn a salary of $14,000 per month plus certain benefits. Under the Amendment, the Company is prohibited from terminating Mr. Buys without cause prior to April 13, 2021.

On December 31, 2019, in conjunction with the year end the Company granted a total of 1,237,500 incentive stock options to non-employee members of the Board of Directors. The options have a 5 year expiry term and are exercisable at $0.19 (U.S.)

About Security Devices International

Security Devices International, Inc. (CSE: SDZ) (OTCQB: SDEV) is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions. For more information on SDI, please visit the corporate website here or the company's investor relations site here.

About the Byrna™ HD Personal Security Device

The Byrna™ HD is a disruptive new non-lethal device aimed at the home defense and personal security markets.  Its small size (similar to popular lethal handguns on the market today), ease of obtaining, ease of carry, effectiveness in deterring or stopping an intruder, and accessible price point should be appealing to individuals who want protection, but either don't want the hassle of obtaining a gun license or don't want the risk of having a hand gun in their home, as well as to gun enthusiasts who appreciate a precision piece of equipment and want something in their collection that is both effective and non-lethal.

The original Byrna™ HD  kit comes with multiple easily reloadable magazines that can hold five .68 caliber highly effective payload rounds designed to burn an assailant's eyes and respiratory system upon contact, kinetic rounds that can be used for personal security and training, and inert rounds for training.  The new Byrna HD K Version only comes with kinetic rounds. Accurate up to 60 feet, all Byrna™ HD personal security devices are fitted with a picatinny rail that allows owners to mount either a laser sight or flashlight making it easy for novices to fire it accurately. The Byrna™ HD provides homeowners, women, retirees, and others whose work or daily activities may put them at risk of being a victim with easy access to an effective, non-lethal way to protect themselves and their loved ones from threats to their person or property.  It also is ideal for boaters, truckers, RV owners, campers and gun enthusiasts around the world.

For more information on the Byrna™, please click here.

The Byrna HD is not a "firearm" under federal law and does not require a federal gun license.  State laws and local ordinances may regulate its possession, use, and carry in certain localities.

Forward Looking Statements

This news release includes certain "forward looking statements" reflecting management's current expectations of future events including, without limitation, those about the anticipated Company name change, ticker change, share and option issuances, the effectiveness, regulation, legality, performance, sales, and marketing of the Byrna™ HD and Byrna projectiles, and the anticipated market response. These statements involve risks and uncertainties, and actual results may differ from current expectations. Risks and uncertainties include without limitation: design flaws; implementation of design changes, production problems or changes that cause manufacturing or shipping delays, quality problems, cost overruns; development of additional assembly and distribution facilities, the effectiveness of quality control protocols and testing, issues related to the formulation or effectiveness of the Company's rounds, the Company's dependence in part or in whole on the performance of third parties including those located outside the United States in connection with sourcing of components, distribution and resale, and logistic and assembly services; the dependency of the Company on proprietary and other intellectual property, which may not be available to the Company on commercially reasonable terms or at all; the impact of unfavorable legal proceedings, including intellectual property disputes; the impact of state and local laws and regulation or changes to laws and regulations including licensing, registration, and certification laws related to sale, possession or use of Byrna products or pepper-based projectiles or launchers; the ability of the Company to manage risks associated with its activities at a manageable cost, including complying with applicable laws and regulations, and renewing and maintaining adequate insurance; and competition from less expensive or superior products that may be developed.  Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations

Bryan S. Ganz

President and CEO

781-420-1428
bryan@byrna.com